EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Era Group Inc. 2013 Employee Stock Purchase Plan of Era Group Inc. of our report dated February 27, 2013, with respect to the consolidated financial statements and schedule of Era Group Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2012, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
Certified Public Accountants

Miami, Florida
March 7, 2013